                                                    Exhibit 23(d)


                         March 28, 1995


Securities and Exchange Commission
Washington, D.C. 20549

     Re:  Registration Statement on Form S-3
          For the Registration of $150,000,000
          Aggregate Principal Amount of Debt
          Securities of Appalachian Power Company

Gentlemen:

     We hereby consent to the reference to KAY, CASTO, CHANEY, LOVE & WISE under the caption "Experts" in the prospectus constituting a part of the above-referenced Registration
Statement.

                              Very truly yours,

                              KAY, CASTO, CHANEY, LOVE & WISE



                              By __/s/ William W. Booker____
                                     William W. Booker